UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2025

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

2800 Gap Road,
Batesville, Arkansas 72501
(Address of Principal Executive Offices)

(870) 698-5608
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 4, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of FutureFuel Corp. (the “Company”) increased the size of the Board to nine members and the Company appointed Roeland Polet, the Company’s Chief Executive Officer, as a Class A member of the Board until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Mr. Polet has served as Chief Executive Officer of the Company since September 3, 2024. Prior to joining the Company, he served as the Chief Executive Officer, DSM Materials Businesses, for Koninklijke DSM N.V., a Dutch multinational corporation headquartered in Heerlen, Netherlands and publicly traded company with ordinary shares listed on the NYSE Euronext stock exchange in Amsterdam (“DSM”). He served in such role from 2019 to 2023 and also served in other senior leadership roles for DSM from 2015 to 2022, including President and Chief Executive Officer, Protective Materials, and President and Chief Executive Officer, Engineering Materials. Prior to his service at DSM, Mr. Polet served in senior leadership roles at Valspar Corporation, Celanese Corporation and Carbolite Foods, Inc. Mr. Polet has extensive global business experience including in the United States, Asia and Europe. Mr. Polet received a bachelor of arts, economics, from Sate University of New York at Buffalo.

There are no arrangements between Mr. Polet and any other person pursuant to which he was elected to serve as a director. There are no previous transactions between Mr. Polet and the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Donald C. Bedell, our Chairman of the Board and an independent member of our Board, has determined to resign as Chairman of the Board, effective as of the Effective Date, and will continue to serve as a member of the Board. The Board thanks Mr. Bedell for his dedicated service to the Company as Chairman of the Board.

As of the Effective Date, the Company appointed Mr. Polet to replace Mr. Bedell as Chairman of the Board, and because Mr. Polet currently serves as the Company’s Chief Executive Officer, the Board appointed G. Bruce Greer, an independent director, as Lead Independent Director to collaborate with Mr. Polet and to contribute to the functioning and oversight of the Board.

Mr. Polet will not receive additional compensation for his service on the Board or as Chairman.

On December 8, 2025, the Company issued a press release announcing, among other things, Mr. Polet’s appointment as a director and Chairman of the Board and Mr. Greer’s appointment as Lead Independent Director. A copy of such press release is provided as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated December 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer

Date: December 8, 2025